Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated July 16, 2012 relating to the financial statements, which appears in China Metro-Rural Holdings Limited’s Annual Report on Form 20-F for the year ended March 31, 2012. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers

Hong Kong, March 28, 2013